CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-147910 on Form S-1 of our report dated March 26, 2008 (May 14, 2008 as to Note 20 and Note 21) relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007, and the restatement of the 2007 consolidated financial statements) appearing in MetLife Insurance Company of Connecticut's Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2007 filed on May 14, 2008 and incorporated by reference in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

New York, New York
May 22, 2008